Exhibit 5.1

November 12, 2025

Hyperion DeFi, Inc.

23461 S. Pointe Drive, Suite 390

Laguna Hills, CA 92653

Ladies and Gentlemen:

We have acted as counsel to Hyperion DeFi, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale of 100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) issuable upon the vesting of restricted stock units granted as an inducement to employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4), pursuant to the registration statement on Form S-8 filed with the United States Securities and Exchange Commission on the date hereof (the “Registration Statement”).

We have reviewed the Registration Statement and such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of any individual agreements relating to such Shares, will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Massachusetts. We do not express any opinion herein on any laws other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP